APPENDIX A TO

THIRD AMENDED MULTIPLE CLASS PLAN

OF

METROPOLITAN WEST FUNDS

Metropolitan West Total Return Bond Fund

Class M Shares

Class I Shares

Administrative Class Shares

Plan Class Shares

Metropolitan West Low Duration Bond Fund

Class M Shares

Class I Shares

Administrative Class Shares

Metropolitan West Ultra Short Bond Fund

Class M Shares

Class I Shares

Administrative Class Shares

Metropolitan West High Yield Bond Fund

Class M Shares

Class I Shares

Administrative Class Shares

Metropolitan West Intermediate Bond Fund

Class M Shares

Class I Shares

Administrative Class Shares

Metropolitan West Strategic Income Fund

Class M Shares

Class I Shares

Administrative Class Shares

Metropolitan West AlphaTrak 500 Fund

Class M Shares

Administrative Class Shares

Metropolitan West Unconstrained Bond Fund

Class M Shares

Class I Shares

Metropolitan West Floating Rate Income Fund

Class M Shares

Class I Shares